Exhibit 99.1

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

VALIDUS HOLDINGS TO ACQUIRE FLAGSTONE RE

- Transaction Strengthens Validus’ Leading Property Catastrophe Reinsurance and
Short-tail Specialty Reinsurance Platform
- Provides a 19.4% Market Premium to Flagstone Shareholders

Pembroke, Bermuda and Luxembourg, August 30, 2012 — Validus Holdings, Ltd. (“Validus”) (NYSE: VR) and Flagstone Reinsurance Holdings, S.A. (“Flagstone”) (NYSE: FSR) today announced that the boards of directors of both Validus and Flagstone have approved a definitive merger agreement pursuant to which Validus will acquire all of the issued and outstanding shares of Flagstone. Under the terms of the agreement, Flagstone shareholders will receive 0.1935 Validus voting common shares and $2.00 in cash for each Flagstone share. The transaction provides Flagstone shareholders with a 19.4% premium and $8.43 of value per share based on the closing share price for each of Validus and Flagstone as of Wednesday, August 29, 2012 and represents an aggregate equity value of $623.2 million. For United States tax purposes, the proposed transaction is intended to be tax-free to Flagstone shareholders with respect to the Validus voting common shares they receive.

Completion of the transaction, which is expected to occur in the fourth quarter of 2012, is subject to customary closing conditions, including obtaining regulatory approvals and the approval of Flagstone’s shareholders. The combined company will maintain Validus’ name, headquarters and executive management. Validus has obtained agreements from investment funds associated with Lightyear Capital and Trilantic Capital Partners, which collectively own approximately 22.5% of the outstanding Flagstone shares, to vote in favor of the transaction.

Ed Noonan, Validus’ Chairman and Chief Executive Officer, stated, “This is a compelling transaction for us that allows Validus to further build upon our market leading position in catastrophe risk. Flagstone brings a strong client base that will add scale to our business. Validus has an established track record of integrating acquisitions quickly and effectively with a focus on the needs of our clients and intermediaries. We are confident that this transaction will generate excellent value going forward for Validus and Flagstone shareholders.”

David Brown, Flagstone’s Chief Executive Officer, said, “We believe this transaction offers a significant premium and immediate value for our shareholders, and provides a more stable capital base with which to underwrite over the long-term. Over the past ten months, Flagstone has taken steps to strategically shift our business model, becoming a more focused and efficient underwriter and we believe this transaction reflects our progress. Further, we believe that Flagstone and Validus share a strong technical, analytical approach and a commitment to providing exemplary service for our clients. We look forward to working with Validus to complete this combination and create shareholder value. The transaction, which our Board of Directors has unanimously concluded is in the best interest of Flagstone, concludes a lengthy and extensive process in which the Board carefully considered a broad range of strategic alternatives.”

Deutsche Bank Securities Inc. acted as financial advisor to Validus and Skadden, Arps, Slate, Meagher & Flom LLP provided legal advice to Validus. Evercore Partners acted as financial advisor to Flagstone and Cravath, Swaine & Moore LLP provided legal advice to Flagstone.

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

Conference Call

Validus will host a conference call for investors, analysts, and other interested parties on Thursday, August 30, 2012 at 9:30 a.m., Eastern Time. The conference callmay be accessed by dialing 1-800-901-5213 (U.S. callers) or 1-617-786-2962 (International callers) and entering the passcode 72655113. Those who intend to participate in the call should dial in at least 10 minutes in advance. Presentation materials for the call will be available on the “Investor Relations” section of Validus’ website located at www.validusholdings.com, in advance of the call. A live webcast of the call will be available on the “Investor Relations” section of Validus’ website located at www.validusholdings.com. A replay of the call will be available through September 10, 2012 by dialing 1-888-286-8010 (U.S. callers) or 1-617-801-6888 (International callers) and entering the passcode 59391862. A replay of the webcast will be available at the “Investor Relations” section on the Validus website.

About Validus Holdings, Ltd.

Validus Holdings, Ltd. is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. (“Talbot”). Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd’s insurance market through Syndicate 1183.

About Flagstone Reinsurance Holdings, S.A.

Flagstone Reinsurance Holdings, S.A., through its operating subsidiaries, is a global reinsurance company that employs a focused and technical approach to the Property Catastrophe, Property, and Specialty reinsurance businesses. Flagstone is traded on the New York Stock Exchange under the symbol “FSR” and the Bermuda Stock Exchange under the symbol “FSR BH”. Additional financial information and other items of interest are available at Flagstone’s website located at http://www.flagstonere.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may include forward-looking statements, both with respect to Validus and Flagstone and their industries, that reflect their current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Validus’ and Flagstone’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Validus and Flagstone believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) issues relating to claims and coverage that may emerge from changing industry practices or changing legal, judicial, social or other environmental conditions; 3) rating agency actions; 4) adequacy of Validus’ and Flagstone’s risk management and loss limitation methods; 5) competition in the insurance and reinsurance markets; 6) cyclicality of demand and pricing in the insurance and reinsurance markets; 7) adequacy of Validus’ and Flagstone’s respective loss reserves; 8) the estimates and judgments that Validus and Flagstone use in preparing their respective financial statements, which are more difficult to make than if Validus and Flagstone were mature companies; 9) retention of key personnel; 10) potential conflicts of interest with Validus’ and Flagstone’s respective officers and directors; 11) continued availability of capital and financing; 12) potential loss of business from one or more major insurance or reinsurance brokers; 13) the credit risk that each of Validus and Flagstone assume through their dealings with their respective insurance and reinsurance brokers; 14) Validus’ and Flagstone’s respective ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 15) the risk that Validus and Flagstone could be bound to policies that contravene their respective underwriting guidelines by managing general agents and other third parties who support certain of their businesses; 16) availability of reinsurance and retrocessional coverage; 17) the effect on Validus’ and Flagstone’s investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 18) the impact of currency fluctuations on Validus’ and Flagstone’s operating results; 19) the impact of heightened European sovereign debt risk on Validus’ and Flagstone’s fixed income portfolios; 20) the integration of Flagstone or other businesses Validus may acquire or new business ventures Validus may start; 21) the legal, regulatory and tax regimes under which Validus and Flagstone operate; and 22) acts of terrorism or outbreak of war, as well as Validus and Flagstone management’s response to any of the aforementioned factors.

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

Additionally, the proposed transaction is subject to risks and uncertainties, including: (A) that Validus and Flagstone may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (B) uncertainty as to the timing of completion of the proposed transaction, (C) uncertainty as to the actual premium (if any) that will be realized by Flagstone shareholders in connection with the proposed transaction; (D) uncertainty as to the long-term value of Validus common shares; (E) failure to realize the anticipated benefits of the proposed transaction, including as a result of failure or delay in integrating Flagstone’s businesses into Validus; and (F) the outcome of any legal proceedings to the extent initiated against Validus, Flagstone and others following the announcement of the proposed transaction, as well as Validus and Flagstone management’s response to any of the aforementioned factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus’ most recent reports on Form 10-K and Form 10-Q and the risk factors included in Flagstone’s most recent reports on Form 10-K and Form 10-Q and other documents of Validus and Flagstone on file with the Securities and Exchange Commission (“SEC”). In addition to the risks described above, risks and uncertainties relating to the proposed mergers will be more fully discussed in the preliminary proxy statement/prospectus included in the registration statement on Form S-4 that will be filed by Validus with the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus or Flagstone will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or Flagstone or their respective businesses or operations. Each forward-looking statement speaks only as of the date of the particular statement and, except as may be required by applicable law, Validus and Flagstone undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The contents of any websites referenced in this press release are not incorporated by reference herein.

Additional Information about the Proposed Transaction and Where to Find It:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Certain matters relating to the proposed transaction will be submitted to shareholders of Flagstone for their consideration. Flagstone shareholders are urged to read the preliminary proxy statement/prospectus included in the registration statement on Form S-4 that will be filed by Validus with the SEC in connection with the proposed transaction when it is filed, any supplement or amendment thereto that may be filed, and any other relevant documents that may be filed, with the SEC because they will contain important information. This press release is not a substitute for the proxy statement/prospectus or any other documents which Validus or Flagstone may file with the SEC and send to Flagstone shareholders in connection with the proposed transaction.

All such documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Validus through Jon Levenson, Executive Vice President, at +1-441-278-9000, or Flagstone through Brenton Slade, Chief Marketing Officer, at +1-441-278-4303.

Validus Holdings, Ltd. 29 Richmond Road Pembroke, HM 08 Bermuda

Participants in the Solicitation:

Validus and Flagstone and their respective directors and officers may be deemed to be participants in any solicitation of Flagstone shareholders in connection with the proposed transaction. Information about Validus’ directors and officers is available in Validus’ definitive proxy statement, dated March 21, 2012, for its 2012 annual general meeting of shareholders. Information about Flagstone’s directors and officers is available in Flagstone’s definitive proxy statement, dated March 28, 2012, for its 2012 annual general meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus included in the registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available. You can obtain such documents free of charge at the SEC’s website (www.sec.gov) or by using the contact information above.

Investors: Validus Holdings, Ltd. Jon Levenson, Executive Vice President +1-441-278-9000	Media: Brunswick Group Stan Neve / Greg Faje 1-212-333-3810

Flagstone Reinsurance Holdings, S.A. Brenton Slade +1-441-278-4303 bslade@flagstonere.com